UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 10, 2018

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark Anderson

On October 10, 2018, Mark Anderson informed Palo Alto Networks, Inc. (the “Company”) of his decision to resign from his position as President of the Company, effective October 31, 2018. Mr. Anderson has agreed to assist with transitional matters and will remain with the Company as an advisor until May 1, 2019, to ensure a smooth transition. Mr. Anderson has entered into an advisor agreement with the Company that is effective following his termination of employment. Under the advisory agreement, the Company will continue to pay Mr. Anderson his base salary during the advisory period and a lump sum payment equal to cost of six months of COBRA premiums. Further, Mr. Anderson’s equity awards covering shares of Company common stock will continue to vest during the advisory period. The effectiveness of the advisory agreement is subject to Mr. Anderson’s execution of a customary release.

The foregoing description of Mr. Anderson’s advisor agreement is qualified in its entirety by the full text of such agreement, which will be filed as an exhibit to a Quarterly Report on Form 10-Q after it is executed.

Amit K. Singh

On October 11, 2018, the Board of Directors of the Company appointed Amit K. Singh, age 50, as the next President, effective November 1, 2018. Prior to joining the Company, from May 2016 until October 2018, Mr. Singh served as vice president, business and operations, virtual reality for Google, Inc., a multinational technology company that specializes in internet-related services and products. From March 2010 to May 2016, Mr. Singh served as president, Google for Work at Google. From 1991 to 2010, Mr. Singh held several roles, including GVP application strategy group at Oracle Corporation, a U.S. multinational computer technology corporation. Mr. Singh holds a bachelor’s degree from Delhi College of Engineering and a master’s degree in Industrial and Management Engineering from Rensselear Polytechnic University.

The Company entered into an offer letter with Mr. Singh on October 11, 2018 (the “Offer Letter”), in connection with Mr. Singh’s appointment as President. The Offer Letter provides that effective upon his start date, Mr. Singh’s annual base salary will be $750,000 and his target annual incentive compensation will be 100% of his base salary. In addition, Mr. Singh will receive the following:

•

a time-based restricted stock award (the “Time-Based RSU”) having an approximate value of $10,000,000, with the number of shares determined based on the average closing price of the Company’s common stock for the thirty (30) trading days ending on the day before Mr. Singh’s start date. The Time-Based RSU will vest over a four-year period with 40% of the Time-Based RSU vesting on the one-year anniversary of the grant date; 30% vesting during the second year in four equal quarterly increments; 20% vesting during the third year in four equal quarterly increments and 10% vesting during the fourth year in four equal quarterly increments.

•

a performance-based stock option to purchase a number of shares of the Company’s common stock that results in an approximate aggregate grant date fair value for financial accounting purposes of $24,500,000 (the “Performance Option”). The Performance Option will have a per share exercise price equal to the fair market value of a share of the Company’s common stock on the grant date, which is expected to be November 2, 2018. Shares subject to the Performance Option become eligible to vest (the “Eligible Option Shares”) upon achievement of certain stock price targets (the “Stock Price Achievements”) as set forth below:

% of Performance Option becoming Eligible Option Shares	Stock Price Achievement	Time to Achieve	Expiration of Option

25%	Equals or exceeds $297.75	4 years	7 years

25%	Equals or exceeds $397.00	5 years	7 years

25%	Equals or exceeds $496.25	6 years	7 years

25%	Equals or exceeds $595.50	7 years	7.5 years

To the extent that Stock Price Achievements have been met, Eligible Option Shares will vest as to one-fourth (1/4) of the shares on each anniversary of the Performance Option grant date, subject to Mr. Singh’s continued service. Upon a “Change in Control” (as defined in the Offer Letter) the price payable to Company stockholders at closing will be the final Stock Price Achievement.

The equity grants described above will be granted under the Company’s 2012 Equity Incentive Plan.

In the event that there is a “Change in Control” of the Company and the Company or the Company’s successor terminates Mr. Singh’s employment other than for “Cause” or Mr. Singh terminates his employment for “Good Reason”, in either case upon or within 12 months following a “Change of Control,” then Mr. Singh will be entitled to receive (subject to signing a release of claims):

•	a lump sum payment equal to his then-current annual base salary, 100% of his incentive compensation for that fiscal year and reimbursement of 12 months of COBRA premiums;

•	accelerated vesting of the Time-Based RSUs, and any other then unvested time-based equity awards, equal to the shares that would vest through the date 24 months after termination of employment; and

•	accelerated vesting of any unvested Eligible Option Shares subject to the Performance Option equal to the shares that would vest through the date 24 months after termination of employment.

In the event, that Mr. Singh’s employment is terminated by the Company other than for “Cause,” at any time before a “Change in Control” or more than 12 months following a “Change in Control,” then Mr. Singh will be entitled to receive:

•	continued payment of his then-current base salary for a period of nine months, 75% of his target incentive compensation for that fiscal year and reimbursement of nine months of COBRA premiums; and

•	accelerated vesting of the Time-Based RSUs, Eligible Options Shares and any other unvested time-based equity awards that would vest through the date nine months after termination of employment.

The foregoing description of Mr. Singh’s compensation, terms and conditions of his employment and treatment of Mr. Singh upon certain terminations of employment is qualified in its entirety by the full text of Mr. Singh’s Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, Mr. Singh has entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-180620) filed with the Securities and Exchange Commission on July 9, 2012.

There are no family relationships between Mr. Singh and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Offer Letter between the Registrant and Amit K. Singh, dated October 11, 2018.

99.1	Press Release dated as of October 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ NIKESH ARORA
Nikesh Arora
Chief Executive Officer

Date: October 15, 2018